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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Forms S-3 No. 333-108679 and No. 333-147511) of EXACT Sciences Corporation, and

  (2)
  Registration Statements (Forms S-8 No. 333-54618, No. 333-107840, No. 333-123584 and No. 333-141323) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation;

of our report dated March 31, 2009, with respect to the consolidated financial statements of EXACT Sciences Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 2008.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 31, 2009

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm